EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1997, which appeares on page F-2 of Industrial Holdings, Inc., Annual Report on Form 10-K for the year ended December 31, 1996.


PRICE WATERHOUSE LLP

Houston, Texas
May 23, 1997